UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549
                            FORM 8-K
                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported): January 11, 2000

                     Ridgewood Hotels, Inc.
     (Exact name of registrant as specified in its charter)



Delaware                   0-14019                58-1656330
(State or other     (Commission File Number)    (IRS Employer
jurisdiction of                                  Identification
incorporation)                                       Number)


     2859 Paces Ferry Road, Suite 700, Atlanta, Georgia 30339
     (Address of principal executive offices)           (Zip Code)



Registrant's telephone number, including area code: (770)434-3670

Item 1.   Changes in Control of Registrant.

     As more fully described below, pursuant to an Agreement, dated January 10, 2000, and a Management Agreement, dated January 10, 2000, each between Fountainhead Development Corp., Inc., a
Georgia Corporation ("Buyer"), and the Registrant (together, the "Management Agreement"), the Registrant issued to Buyer 1,000,000 shares of Common Stock. In connection with the Management Agreement, the number of directors constituting the full Board of Directors of the Registrant was increased from three to seven, and four new directors (the "Buyer Designees") were appointed by the directors of the Registrant to fill the vacancies on the Registrant's Board of Directors, such appointments to be effective ten days after an Information Statement pursuant to
Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 thereunder is delivered to stockholders of the Registrant and filed with the Securities and Exchange Commission (the "Commission") (the "Appointment Effective Date").

     Following the execution of the Management Agreement, the Reporting Person entered into a Common Stock Purchase Agreement by and among Fountainhead Development Corp., Inc. and N. Russell Walden dated January 11, 2000 (the "Walden Agreement") and another of the principal stockholders of the Registrant, ADT Security Services, Inc. ("ADT"), entered into a Stock Purchase Agreement (the "ADT Agreement"), respectively, each dated as of January 11, 2000, with Buyer. Pursuant to the terms of the Walden Agreement, the Reporting Person sold to Buyer, subject to certain terms and conditions, 650,000 shares of Common Stock (the "Walden Shares"), and pursuant to the ADT Agreement, ADT sold to Buyer, subject to certain terms and conditions, 450,000 shares of Preferred Stock, of the Registrant (the "ADT Shares"). Through the issuance of the Common Stock pursuant to the Management Agreement and the acquisitions of the Walden Shares and the ADT Shares, Buyer has obtained beneficial ownership of approximately 79% of the Common Stock. As of January 14, 2000 (the "Record Date"), the Registrant had 2,513,480 shares of Common Stock issued and outstanding that were held of record by approximately 190 persons. Each share of Common Stock is entitled to one vote.

     As of the Record Date, the Registrant had 450,000 shares of Preferred Stock issued and outstanding, and Buyer owned of record all such issued and outstanding shares of Preferred Stock.
Shares of Preferred Stock of the Registrant are entitled to vote only as permitted by the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of Ridgewood Properties, Inc. ("Certificate of Designations") and as required by the Delaware General Corporation Law ("DGCL"). Pursuant to the Certificate of Designations, shares of Preferred Stock, voting as a single class, are entitled to elect one director to serve on the Board of Directors of the Registrant for so long as a minimum of 50,000 shares of preferred stock are outstanding. Shares of Preferred Stock become entitled to vote on all matters presented to stockholders of the Registrant, together with and not separate from the shares of Common Stock, in the event that, and for so long as, the Registrant has failed to pay, in full, two quarterly dividends, whether or not consecutive, payable on the Preferred Stock. Due to the failure of the Registrant to pay dividends for the quarters ended April 30, 1999, July 31, 1999 and October 31, 1999, Buyer, as the holder of all the issued and outstanding Preferred Stock, has and will have for so long as the Registrant fails to cure such dividend defaults, the right to vote on all matters presented to the stockholders of the Registrant for consideration. The ADT Shares are subject to certain rights of ADT to require Buyer to return the Preferred Stock to ADT in the event that ADT is required by a court order, in litigation pending in the Court of Chancery in Delaware involving ADT, the Registrant and the directors of the Registrant, to return the Preferred Stock to the Registrant. In such case, Buyer has the obligation to purchase any Common Stock that may be issued to ADT as a result of such a court order.

     On January 10, 2000, the Registrant entered into the Management Agreement with Buyer, pursuant to which Buyer retained the Registrant to perform management services at Chateau Elan Winery and Resort, one of Buyer's properties, for a period of five years. In consideration of Buyer's agreement to enter into the Management Agreement and a payment of $10,000 by Buyer to the Registrant, the Registrant issued to Buyer 1,000,000 shares of Common Stock. In the Management Agreement, Buyer agreed to pay the Registrant a base management fee equal to 2% of the gross revenues of the properties being managed, plus an annual incentive management fee to be determined each year based on the profitability of the properties being managed during that year.

     The Management Agreement has a term of five years but is terminable upon the transfer by Buyer of all or a material portion of the properties covered by the Management Agreement.
If the Management Agreement is terminated upon such a transfer or upon the occurrence of an event of default by Buyer, Buyer shall pay to the Registrant a portion of the projected fees owed to the Registrant under the Agreement, with adjustments based on the term of the Management Agreement remaining. In such event, Buyer may elect to surrender to the Registrant shares of Common Stock in lieu of a cash payment.

     In connection with the Management Agreement, the number of directors constituting the full Board of Directors of the Registrant was increased from three to seven members, effective on January 6, 2000. Further, the Buyer Designees were appointed by the directors of the Registrant to fill the resulting vacancies on the Registrant's Board of Directors, effective as of the Appointment Effective Date. The four Buyer Designees are Donald E. Panoz, Nancy C. Panoz, Sheldon E. Misher and Henk H. Evers. The Reporting Person, Luther A. Henderson and Michael M. Earley, currently directors of the Registrant, are presently continuing to serve in that capacity (the "Continuing Directors").

     Upon the Appointment Effective Date, the Buyer Designees will constitute a majority of the Registrant's directors. The
Continuing Directors and the Buyer Designees will hold office as directors for a term of one year or until their successors are elected and qualified.

     Walden Agreement. Pursuant to the Walden Agreement, Buyer purchased from the Reporting Person 650,000 shares of Common Stock. The consideration paid by Buyer for the Walden Shares was $1,300,000, or $2.00 per share. To fund the acquisition of the Walden Shares, Buyer used its own funds for an initial cash payment of $780,000 and issued two promissory notes to the Reporting Person, each in the principal amount of $260,000, representing the balance of the purchase price of the Walden Shares. These notes become due and payable in full on January 11, 2001 and January 11, 2002, respectively. Each note bears interest at a rate of 6% per year, which interest is payable quarterly, commencing March 31, 2000. Pursuant to the Walden Agreement, Buyer has an option to purchase up to 65,000 additional shares of Common Stock from the Reporting Person, which option remains in effect for 15 months from the date of the Walden Agreement. In the event the Reporting Person wishes to sell any of the Common Stock owned by him and subject to Buyer's option, Buyer has a right of first refusal to purchase such shares at a purchase price of $2.00 per share.

     ADT Agreement. Pursuant to the ADT Agreement, Buyer purchased from ADT 450,000 shares of Preferred Stock. The consideration paid by Buyer for the ADT Shares was approximately $1,650,000. Each share of Preferred Stock is convertible into three shares of Common Stock. To fund the acquisition of the ADT Shares, Buyer used working capital and paid the purchase price in cash. The
ADT Shares are subject to certain rights of ADT to require Buyer to return the ADT Shares to ADT in the event ADT is required by a court order, in litigation pending in the Court of Chancery in Delaware involving ADT, the Registrant and the directors of the Registrant, to return the ADT Shares to the Registrant. In such case, Buyer is obligated to purchase any Common Stock issued to ADT as a result of such court order.

     Effective as of January 11, 2000, the Reporting Person was replaced as President and Chief Executive Officer of the Registrant. Donald E. Panoz was appointed to serve as Chairman of the Board and Chief Executive Officer of the Registrant, Nancy
C. Panoz was appointed to serve as Vice Chairman and Henk H. Evers was appointed to serve as President and Chief Operating Officer, in each case effective January 11, 2000. Mr. and Mrs. Panoz are directors and executive officers of Buyer and collectively may be deemed to be the beneficial owners of all of the voting stock of Fountainhead Holdings, Ltd. ("Holdings"), the owner of all of the voting stock of Buyer. Mr. Evers serves as Chief Executive Officer and President of Buyer.

Item 7.   Financial Statements and Exhibits.

     (c) Exhibits. The following is a list of the Exhibits attached hereto:

     Exhibit #1:    Management Agreement dated January 10, 2000
     Exhibit #2:    Agreement dated January 10, 2000


                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                         RIDGEWOOD HOTELS, INC.


                         By:  /s/ Henk H. Evers
                              Henk H. Evers
                              President

Dated as of January 21, 2000